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                                                                     EXHIBIT 4.1

KENNY S&P EVALUATION SERVICES
A Division of J.J. Kenny Co., Inc.
65 Broadway
New York, New York 10006-2511
Telephone: 212/770-4900
Frank A. Ciccotto, Jr.
Vice President

                                                               November 19, 1996

Smith Barney Inc.
388 Greenwich St., 23rd Floor
New York, N.Y. 10013

The Chase Manhattan Bank
Unit Trust Division
770 Broadway, 6th Floor
New York, N.Y. 10003

Re: Tax-Exempt Securities Trust
National Trust 222
California Trust 154

Gentlemen:

  We have examined Registration Statement File Nos. 333-08761, and 333-12559 for the above-mentioned trusts. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is currently acting as the evaluator for the trusts. We hereby consent to the use in the Registration Statement of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

  In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolios are the ratings indicated in our KENNYBASE database as of the date of the evaluation report.

  You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          Frank A. Ciccotto, Jr.
                                          Vice President